Exhibit 10.1

VERMILLION, INC.

THIRD AMENDMENT TO RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this “Third Amendment”) is made as of September 11, 2007 between VERMILLION, INC. (f/k/a Ciphergen Biosystems, Inc.), a Delaware company (the “Company”), and WELLS FARGO BANK, N.A. (the “Rights Agent”).

WHEREAS, the Company and Continental Stock Transfer & Trust Company entered into a Preferred Shares Rights Agreement, dated as of March 20, 2002 (the “Original Agreement”); and

WHEREAS, the Rights Agent became party to the Original Agreement upon their appointment as the Company’s transfer agent; and

WHEREAS, the Company and the Rights Agent entered into an Amendment to Rights Agreement, dated as of July 22, 2005 (the “Amendment”), and a Second Amendment to Rights Agreement, dated as of September 30, 2005 (the “Second Amendment”) (the Original Agreement, as amended by the Amendment and the Second Amendment is referred to herein as the “Rights Agreement”; capitalized terms used in this Third Amendment but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as provided below.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

AMENDMENT

1.	Third Amendment to the Rights Agreement.

1.1           Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

“(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.

(i)           Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 15% or more of the Common Shares of the Company then outstanding.

(ii)           Notwithstanding the foregoing, (A) if the Company's Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (1) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), or (2) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement including, without limitation Section 1(hh) hereof; and (B) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the Common Shares outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding.

(iii)           Notwithstanding the foregoing, (x) none of Quest Diagnostics Incorporated (“Quest Diagnostics”), nor any of its Affiliates, shall be deemed an Acquiring Person and neither a Share Acquisition Date nor a Distribution Date shall be deemed to occur and the Rights will not separate from Company Common Shares, in each case, solely by reason of the execution, delivery, performance or consummation of the transactions contemplated under the Securities Purchase Agreement and the Warrant (or the exercise of the Warrant) each dated as of July 22, 2005, between the Company and Quest Diagnostics (including any amendment or supplement thereto); (y) Quest Diagnostics shall not be treated as an Associate or Affiliate of GlaxoSmithKline plc (“GlaxoSmithKline”) or any of its Subsidiaries and none of GlaxoSmithKline or any of its Subsidiaries shall be treated as an Affiliate of Quest Diagnostics at any time that GlaxoSmithKline and its Subsidiaries together beneficially own less than 29.5% of the outstanding common stock or any other equity security of Quest Diagnostics; and (z) Quest Diagnostics shall not be treated as an Affiliate of any person and no person shall be treated as an Affiliate of Quest Diagnostics at any time that Quest Diagnostics and its Subsidiaries together beneficially own less than 20% of the outstanding common stock of such person.

(iv)           Notwithstanding the foregoing, (x) none of Phronesis Partners LP (“Phronesis”), nor any of its Affiliates, shall be deemed an Acquiring Person and neither a Shares Acquisition Date nor a Distribution Date shall be deemed to occur and the Rights will not separate from Company Common Shares, in each case, solely by reason of the execution, delivery, performance or consummation of the transactions contemplated under the Securities Purchase Agreement, dated as of August 23, 2007, by and among the Company and the purchasers party thereto, and the Warrant (or the exercise of the Warrant), dated as of August 29, 2007, between the Company and Phronesis (including any amendment or supplement thereto); and (y) Phronesis shall not be treated as an Affiliate of any person and no person shall be treated as an Affiliate of Phronesis at any time that Phronesis and its Subsidiaries together beneficially own less than 20% of the outstanding common stock of such person.”

1.2           Section 26 of the Rights Agreement is hereby amended in its entirety to read as follows:

“Section 26.  Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Vermillion, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Attention: Debra A. Young

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP
Five Palo Alto Square, Sixth Floor

Palo Alto, California 94306-2155
Attention: Robert A. Claassen

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, N.A.
161 North Concord Exchange
South St. Paul, MN 55075
Attention:  Becky Paulson

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.”

2.           No Other Amendment.  Except as modified by this Third Amendment, the Rights Agreement shall remain in full force and effect without any modification.  By executing this Third Amendment below, the Company certifies that this Third Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement.  This Third Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement.

3.           Effect of Amendment.  This Third Amendment shall be deemed to be in force and effect immediately prior to the execution of the Securities Purchase Agreement, dated as of August 23, 2007, by and among the Company and the purchasers party thereto.  Except as and to the extent expressly modified by this Third Amendment, the Rights Agreement and the exhibits thereto, shall remain in full force and effect in all respects.  In the event of a conflict or inconsistency between this Third Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Third Amendment shall govern.

4.           Counterparts.  This Third Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

5.           Miscellaneous.  This Third Amendment shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.  If any term or other provision of this Third Amendment is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Third Amendment shall nonetheless remain in full force and effect and upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Third Amendment and such term or other provision shall be deemed to have been amended so as to effect the original intent of the parties as closely as possible in an acceptable manner to the Board of Directors of the Company.

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The parties hereto have caused this Third Amendment to be executed and delivered as of the day and year first written above.

WELLS FARGO BANK, N.A.

By:	/s/ Becky Paulson

Name: Becky Paulson

Title: Officer

VERMILLION, INC.

By:	/s/ Debra A. Young

Name: Debra A. Young

Title: Vice President of Finance and Chief Financial Officer